Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 for the Hawk Corporation Deferred Compensation Plan) of our report dated March 22, 2007, with respect to the consolidated financial statements and schedule of Hawk Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Cleveland, Ohio
November 28, 2007